                                                                    Exhibit 10.9

                             COOPER INDUSTRIES, INC.

                             1986 STOCK OPTION PLAN

         1. Purpose of Plan. The purpose of this Plan is to advance the interests of Cooper Industries, Inc. (the "Company") and its shareholders by providing a means whereby key employees of the Company and its subsidiaries may be furnished with an additional incentive by being given an opportunity to purchase shares of the Company's common stock, par value $5.00 per share (hereinafter called "shares") pursuant to options granted under this Plan to the end that the Company may retain present personnel upon whose judgment, initiative, and efforts the successful conduct and development of the business of the Company largely depends, and the Company may attract new personnel. The options granted under this Plan may be either "nonstatutory" options or options which are intended to qualify as "incentive stock options" under Section 422A of the Internal Revenue Code of 1954, as amended (the "Code"), or any successor provision.

         2. Shares Subject to the Plan. The aggregate number of shares of the Company for which options may be granted under this Plan shall be 6,600,000*; provided, however, that the number of shares reserved for issuance pursuant to this Plan at the time of any stock split, stock dividend or other change in the Company's capitalization shall be appropriately adjusted to reflect such stock dividend, stock split or other change in capitalization. Shares shall be made available from authorized but unissued or reacquired shares of the Company. Any shares for which an option is granted hereunder that are released from such option shall be available for other options to be granted under this Plan.

         3. Administration of the Plan. This Plan shall be administered by a committee of the Board of Directors (the "Committee") consisting of not less than three directors of the Company who shall be appointed by the Board of Directors to serve as the Committee at the pleasure of the Board of Directors. No member of the Committee at the time he exercises discretion in administering this Plan shall be eligible or shall have been eligible at any time within one year prior thereto to be allocated stock or to be granted stock options or stock appreciation rights under this Plan or any other plan of the Company or any of its affiliates. Any action taken by a majority of the Committee at a meeting or by a writing signed by all of its members shall constitute action of the Committee. Subject to the express provisions of this Plan, the Committee shall have conclusive Authority to construe and interpret this Plan and any stock option agreement entered into thereunder and establish, amend, and rescind rules and regulations for its administration and shall have such additional authority as the Board of Directors may from time to time determine to be necessary or desirable.

         4. Granting of Options. The Committee from time to time shall designate from among the full-time key employees of the Company or of a subsidiary corporation (as defined in

*As adjusted for 2 for 1 stock split and increase in Plan shares.

Section 425 of the Code) those employees to whom options shall be granted under this Plan, the types of options - whether nonstatutory or incentive or both - and the number of shares which shall be subject to each option so granted. The Committee also may authorize the granting of options to prospective employees. In the case of a prospective employee, grant of the option shall be upon the condition of employment by the Corporation or a subsidiary in a key position, and the date of the grant of the option shall be the date such employment begins or such later date as the Committee may have specified when authorizing the grant. All actions of the Committee under this Paragraph shall be conclusive; provided, however, the aggregate fair market value (determined as of the date the option is granted) of the stock with respect to which incentive stock options become exercisable for the first time by an employee during any calendar year (under all incentive stock option plans) shall not exceed $100,000.

         5. Option Period. No option granted under this Plan shall be exercised later than five (5) years from the date of grant.

         6. Option Price. The option price shall be fixed by the Committee and set forth in the option agreement, and shall not be less than the fair market value of the optioned shares on the date the option is granted, which shall be the date on which the Committee acts on the granting of an option or such later date as the Committee may specify. The option agreement may provide for the option price to be payable in cash or previously acquired shares or a combination of cash and shares and may set forth the method of valuing the Company's shares for such purpose.

         7. Option Agreement. The option agreement in which option rights are granted to an employee shall be in the applicable form approved by the Committee and shall be signed on behalf of the Company by an officer of the Company designated by the Committee for this purpose and shall be dated as of the date of grant of the option. No option shall be transferable by the optionee except by will or the laws of descent and distribution, and options may be exercised during the employee's lifetime only by him.

         8. Reorganization and Changes in Control. If (i) the Company is to be merged into or consolidated with one or more corporations and the Company is not to be the surviving corporation, (ii) the Company is to be dissolved and liquidated, (iii) substantially all of the assets and business of the Company are to be sold, or (iv) there occurs a "change in control" of the Company, then the Committee may, in its sole discretion, with respect to any or all options then outstanding under this Plan both (a) at any time on or prior to the effective date of such merger, consolidation, dissolution and liquidation, or sale, and, at any time on or after a change in control cause the option or any portion thereof to become exercisable forthwith in full regardless of any provisions in the option concerning vesting and (b) at any time during the 20-day period ending on the effective date of such merger, consolidation, dissolution or sale, or during the 20-day period beginning on the date of a change in control or, if later, the date the Company has notice thereof, cancel any option in whole or in part by payment in cash to the optionee of an amount equal to the excess, but only if the amount is positive, of the fair market value of the Company's Common Stock on the date of said cancellation over the option price per share times the number of shares covered by the option or portion thereof so cancelled. For purposes hereof, a "change in control of the Company" shall be deemed to have occurred if (i) any "person", as such term is used in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act") is or becomes the "beneficial owner" (as such term is used in Rule 13d-3 issued under the Exchange Act), of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least three-fourths thereof unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period. In the event that a change in control results in there being fewer than three members of the Committee who were members prior to the change, members of the Board of Directors who were members prior to the change and meet the requirements of the Committee membership set forth in Paragraph 3 shall automatically be alternate members of the Committee to act under this Paragraph 8, and if there are not three such persons, then acceleration of vesting of options as contemplated herein shall occur automatically.

         9. Amendment and Termination of Plan. The Company, by action of its Board of Directors, reserves the right at any time to amend, modify, suspend, or terminate this Plan, or by action of the Committee with the consent of the employee to amend, modify or terminate any outstanding option agreement except that the Company may not, without further shareholder approval, materially increase the total number of shares for which options may be granted under this Plan (except increases attributable to the adjustments authorized in Paragraph 2 hereof), materially modify the requirements as to eligibility for participation in this Plan, or materially increase the benefits accruing to participants under this Plan.

         10. Effective Date of Plan. This Plan shall be effective upon its adoption by the Board of Directors. This Plan shall be submitted to the shareholders of the Company for approval within 12 months after its adoption by the Board of Directors and, if this Plan shall not be approved by the shareholders within said period, the Plan shall be void and of no effect. Any options granted under this Plan prior to the date of approval by the shareholders shall be void if such shareholder approval is not obtained.

         11. Expiration of Plan. Options may be granted under this Plan at any time prior to February 18, 1996, on which date this Plan shall expire but without affecting any options then outstanding.